Exhibit 10.01

Second Amendment

to the

Xcel Energy Senior Executive Severance and Change-In-Control

Policy

THIS SECOND AMENDMENT is made this 22nd day of May, 2007, by Xcel Energy Inc. (the “Principal Sponsor”).

WITNESSETH:

WHEREAS, the Principal Sponsor maintains the Xcel Energy Senior Executive Severance and Change-In-Control Policy (the “Policy”), and

WHEREAS, the Board of Directors of the Principal Sponsor (the “Board”) has reserved the right to make amendments to the Policy, and

WHEREAS, in accordance with the requirements under Section 3.1 of the Policy, the Board may authorize an amendment to the Policy to add any Participant; and

WHEREAS, the Board wishes to amend the Policy in certain respects effective January 1, 2007, to add Paul J. Bonavia as a Participant, but only for purposes of the Change in Control provisions of the Policy.

NOW, THEREFORE, the Board hereby amends the Policy effective June 1, 2007, as follows:

1.               SCHEDULE I, Participants, as attached to and made a part of the Policy, is hereby amended, effective June 1, 2007, as follows:

Schedule I

Participants

Employee Name	Tier	Severance Multiple	Change-in-Control Multiple
Fowke III, Benjamin	I	1	3
Bonavia, Paul	I	*	3
Gogel, Raymond	I	1	3
Hart, Cathy	I	1	3
Kelly, Richard	I	1	3
Lesher, Cynthia	I	1	3
Madden, Teresa	II	1	2
Sparby, David	II	1	2
Tyson II, George	II	1	2
Vincent, Patricia	I	1	3
Wilks, David	I	1	3

*              Paul Bonavia shall not be a Participant in the Policy for purposes of entitlement to Separation Benefits in accordance with Section 4.3 by reason of ceasing to be an Employee in circumstances as provided in Section 4.2(a), but shall be a Participant for purposes of the remaining provisions of the Policy.

2.               Article VIII MISCELLANEOUS is amended by the addition of new Section 8.6, to read as follows:

Sec. 8.6     Tax Penalty Avoidance. The provisions of this Policy are not intended, and should not be construed to be legal, business or tax advice.  The Company, Participants and any other party having any interest herein are hereby informed that the U.S. federal tax advice contained in this document (if any) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Code or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

3.              Savings Clause.  Except as hereinabove set forth, the Xcel Energy Senior Executive Severance and Change-In-Control Policy shall continue in full force and effect.

IN WITNESS WHEREOF, Xcel Energy Inc. has caused this instrument to be enacted by its duly authorized officer as of the date set forth to be effective June 1, 2007.

XCEL ENERGY INC.

/s/ Cathy J. Hart

By:	Cathy J. Hart

Its	Vice President and Corporate Secretary